UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 300

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-6149

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02              Unregistered Sales of Equity Securities.

On August 20, 2014, Contravir Pharmaceuticals, Inc. (the “Company”) consummated its offer (the “Offer”) to exchange an aggregate 4,742,648 outstanding common stock purchase warrants (the “Warrants”) owned by certain investors in the Company for an aggregate 3,794,118 shares of restricted common stock.  The Warrants were exercisable at $0.37 per share.

The Company issued the Warrants in a private placement transaction in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transactions, the holders of the Warrants represented that they were “accredited investors.” Similarly, the issuance of the shares of the Company’s common stock in connection with the exchange of the Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the Offer, the holders of the Warrants represented that they were “accredited investors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2014

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer